                                                                  EXHIBIT (i)(5)

[DECHERT LLP LOGO]

BOSTON

BRUSSELS

CHARLOTTE

FRANKFURT

HARRISBURG

HARTFORD

LONDON

LUXEMBOURG

MUNICH

NEW YORK

NEWPORT BEACH

PALO ALTO

PARIS

PHILADELPHIA

PRINCETON

SAN FRANCISCO

WASHINGTON

January 25, 2005

ING Equity Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Re.   ING Equity Trust
      Securities Act Registration No. 333-56881
      Investment Company Act File No. 811-8817

Ladies and Gentlemen:

We have acted as counsel to the ING Equity Trust (the "Trust"), a Massachusetts business trust, and its series, the ING MidCap Value Choice Fund and the ING SmallCap Value Choice Fund (each a "Fund" and, collectively, the "Funds"), and have a general familiarity with the Trust's business operations, practices and procedures. In our capacity as counsel, we have examined the Trust's Declaration of Trust, as amended to date, and are familiar with the proceedings of the Board of Trustees authorizing the creation of each Fund and their three classes of shares of beneficial interest denominated Class A, Class B and Class C (the "Shares") and the issuance of such Shares to the public.

We have examined originals and certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner contemplated by the above-captioned registration statement ("Registration Statement") as filed on or about January 25, 2005, will be legally issued, fully paid, and non-assessable by the Trust.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Counsel." In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Dechert LLP

LAW OFFICES OF DECHERT LLP

1775 I ST., N.W. - WASHINGTON, DC 20006-2401 - TEL: 202.261.3300
- FAX: 202.261.3333 - WWW.DECHERT.COM